Exhibit (i)(13)

CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 131 to the Form N-1A Registration Statement of DBX ETF Trust., File No. 811-22487. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP

New York, New York

September 26, 2014